Exhibit 99.1

Virtuix Reports Fiscal Year 2026 Results as Meta Launch, Defense Momentum and AI Initiatives Expand Growth Opportunities

Net Sales Increased 18% to $4.3 Million

Gross Profit Improved by $1.3 Million, Gross Margin Expanded to 25%, and Operating Expenses Decreased by 19%

Cash Position Improved to $9.5 Million

Recent Milestones with All Four U.S. Military Branches Accelerate AI-Driven Defense Training Adoption

Made for Meta Collaboration and Omni One International Launch Significantly Expand Addressable Market Opportunities

Management to Host Conference Call Today at 8:30 a.m. Eastern Time

AUSTIN, TEXAS – June 25, 2026 – Virtuix Holdings Inc. (NASDAQ: VTIX) (the “Company”), a leading developer of AI-driven, full-body virtual reality systems, today reported financial and operational results for the fiscal year 2026 ended March 31, 2026.

Figures presented herein are approximate and have been minimally rounded for readability. Investors should refer to the accompanying financial statements and the Company’s Annual Report on Form 10-K for exact amounts.

Key Fiscal 2026 Results and Subsequent Highlights

Corporate & Financial

●	Net sales for the year ended March 31, 2026 were $4.3 million, an increase of $0.7 million, or 18%, compared to $3.6 million for the prior year period. The increase was primarily driven by new sales of Omni One in fiscal 2026, compared to order backlog fulfillment in the prior year period, and included a 60% increase in new orders in December 2025 compared to December 2024, reflecting a strong 2025 holiday season.

●	Gross profit for the year ended March 31, 2026, increased $1.3 million to $1.0 million from ($0.2) million in the prior year period.

●	Gross margin for the year ended March 31, 2026, increased to 25% from (6%) in the prior year period.

●	Total operating expenses for the year ended March 31, 2026, decreased $2.6 million, or 19%, to $11.4 million in the year ended March 31, 2026, from $14.0 million in the prior year period.

●	Received a Notice of Allowance from the United States Patent and Trademark Office (USPTO) for its 26th U.S. patent, covering proprietary innovations in the mechanical design of its latest Omni One omni-directional treadmill.

●	Listed and began trading on the Nasdaq Global Market under the ticker symbol “VTIX” on January 27, 2026, and rang the opening bell on March 6.

●	Named to Fast Company’s prestigious list of the World’s Most Innovative Companies of 2026.

Defense Momentum

●	Selected by the U.S. Air Force for Phase I funding under the AFWERX SBIR program to advance development of its Virtual Terrain Walk (“VTW”) platform for military mission planning and leader rehearsals.

●	Assigned by the U.S. Marine Corps Training and Education Command (“TECOM”), through its strategic partner KBR, as the lead integrator for the development of a multi-user virtual infantry training system.

●	Signed a Cooperative Research and Development Agreement with the U.S. Navy to evaluate Omni One for military training and simulation applications.

●	Integrated Omni One into a FARP training simulator developed by Vigilante, a U.S.-based company focused on advanced military training solutions.

●	Formed a special committee to evaluate potential acquisitions in the defense training and simulation industry, actively reviewing acquisition opportunities with revenues in the $10 million-$50 million range.

Consumer and Enterprise Milestones

●	Launched Omni One for Quest in collaboration with Meta, bringing unrestricted, physical movement to the Meta Quest ecosystem and expanding the company’s addressable market to more than 20 million Meta Quest Headsets worldwide.

●	Rutgers University deployed Omni One at WINLAB for research and development focused on AI-assisted neurodivergent therapy and immersive behavioral analytics applications, including autism therapy for children.

●	Delivered Omni One to Florida Gulf Coast University, where faculty and students in the Marieb College of Health & Human Services will evaluate the system for use in physical therapy, occupational therapy, neurological rehabilitation, fall prevention, and clinical simulation applications.

●	Demonstrated humanoid robot teleoperation using Omni One in collaboration with the University of Central Florida’s Institute for Simulation & Training, highlighting Omni One’s ability to translate 360-degree natural walking into real-time robot teleoperation and training.

●	Expanded Omni One sales to Europe and Canada, marking a significant milestone in the Company’s international growth.

Management Commentary

“Fiscal 2026 was transformational for Virtuix as we became a publicly-traded company, launched Omni One for Quest in collaboration with Meta, and advanced our Virtual Terrain Walk (VTW) system for the defense market with leading AI technologies,” said Jan Goetgeluk, CEO of Virtuix. “Sales revenue grew 18% year over year to $4.3 million, driven by strong demand for Omni One, while decreasing operating costs 19%, resulting in a significant increase in gross profit to $1.0 million and expansion of gross margin to 25%.

“In the consumer market, our collaboration with Meta through the Made for Meta program has resulted in a significant milestone with the recent launch of Omni One for Quest, bringing unrestricted, physical movement to the Meta Quest ecosystem and expanding the company’s addressable market to more than 20 million active Meta Quest headsets. Omni One for Quest will be “Made for Meta” certified and featured in the Meta Store, providing Virtuix exposure to the world’s largest XR user base and accelerating our goal of bringing full-body virtual reality to a truly mass audience. We see this as a foundational step in making immersive, physically engaging XR experiences ubiquitous. We are also continuing our international expansion, with Omni One and Omni One Core now available for purchase in Canada and Europe through our online store.

“In the defense market, our VTW system is rapidly gaining momentum, most recently with its selection by the U.S. Air Force for Phase I funding under the AFWERX SBIR program to advance development for military mission planning and leader rehearsals. This award provides a pathway to Phase II funding that typically exceeds $1 million and could lead to larger Phase III opportunities, including sole-source government contracts without pre-defined limits.

“We are collaborating with U.S. Marine Corps Training and Education Command, through our strategic partner KBR, as the lead integrator for the operational assessment of a multi-user virtual infantry training system. If successful, the project could be expanded and deployed to Marine Corps training centers nationwide, supporting broader adoption of VR-based infantry training.

“We have sold systems to the U.S. Army and Air Force and announced a development agreement with the U.S. Navy, underscoring the growing applicability of our technology across multiple military branches and defense environments. We also formed a special committee to evaluate potential acquisitions in the defense training and simulation industry. The committee is actively reviewing multiple acquisition opportunities, with a focus on companies that provide immediate access to government contract vehicles and recurring defense revenues in the $10 million-$50 million range.

“We are also advancing validation of our immersive XR platform within advanced university-led therapeutic research environments. We deployed Omni One at Rutgers University’s WINLAB for research and development focused on AI-assisted neurodivergent therapy and immersive behavioral analytics applications, including autism therapy for children. The initiative follows a recent Omni One deployment to Florida Gulf Coast University for evaluation in rehabilitation and clinical simulation applications. We believe full-body movement within AI-enabled environments may play an increasingly important role across next-generation healthcare and therapeutic applications.

“Looking ahead, we are focused on continuing to accelerate growth in our consumer business following the launch of Omni One for Quest with Meta, while continuing to build the foundation for high-value defense contracts and enterprise opportunities. The global military simulation and immersive training market continues to expand rapidly as defense agencies increase investment in AI-enabled readiness technologies. We also see growing demand for new therapeutic solutions. We believe our multi-use strategy will build a diversified mix of high-volume consumer sales and high-value defense and enterprise contracts, all with recurring revenues from software licensing and customized simulation development. We look forward to additional updates in the coming months as we seek to bring long-term value to our shareholders,” concluded Goetgeluk.

Fiscal 2026 Financial Results

Net sales for year ended March 31, 2026, were $4.3 million, an 18% increase compared to $3.6 million for the prior year period. This increase is primarily attributable to new sales of Omni One, including strong demand during the 2025 holiday season. In the prior year period, sales primarily stem from fulfillment of legacy Omni One preorders that were placed during our preorder period that ended in September 2024.

Gross profit in the year ended March 31, 2026, increased by $1.3 million to $1.0 million, compared to gross loss of ($0.2) million in the prior year period. Gross margin as a percentage of revenues increased to 25% in the year ended March 31, 2026, from (6%) in the prior year period. The improvement was the result of an increase in the selling price of the complete Omni One system from $2,595 to $3,495 plus shipping, effective since November 2024, lower per-unit manufacturing overhead cost, and the completion of the delivery of nearly all discounted units to equity crowdfunding investors.

Total operating expenses decreased by $2.6 million, or 19%, to $11.4 million in the year ended March 31, 2026, compared to $14.0 million in the prior year period. The decrease was primarily due to a

$2.2 million decrease in General and Administrative Expenses and a $1.3 million decrease in Research and Development expenses, partially offset by an increase in Selling Expenses of $0.9 million.

Net loss for the year ended March 31, 2026, was ($16.8) million compared to ($14.6) million for the year ended March 31, 2025. The year-over-year increase in net loss reflects $6.4 million of largely non-cash, non-operating costs, including interest, debt-discount amortization, and a one-time warrant modification tied to capital raised during the year.

Cash and cash equivalents totaled $9.5 million as of March 31, 2026, compared to $0.5 million as of March 31, 2025.

Net cash used in operating activities was $9.5 million in the year ended March 31, 2026, compared to $7.9 million in the year ended March 31, 2025.

Fiscal Year 2026 Financial Results Conference Call

Virtuix Founder, Chief Executive Officer, and Chairman Jan Goetgeluk and Chief Financial Officer Thomas McGinnis will host the conference call, followed by a question-and-answer period. The conference call will be accompanied by a presentation, which can be viewed during the webcast or accessed following the call via the investor relations section of the Company’s website here.

To access the call, please use the following information:

Date:	Thursday, June 25, 2026
Time:	8:30 a.m. Eastern time (5:30 a.m. Pacific time)
Dial-in:	1-877-425-9470
International Dial-in:	1-201-389-0878
Conference Code:	13760097
Webcast:	FY2026 Financial Results Conference Call

A telephone replay will be available approximately three hours after the call and will run through July 9, 2026, by dialing 1-844-512-2921 from the U.S., or 1-412-317-6671 from international locations, and entering replay pin number: 13760997. The replay can also be viewed through the webcast link above, and the presentation utilized during the call will be available on the Company’s investor relations website here.

About Virtuix

Virtuix Holdings Inc. (NASDAQ: VTIX) is a leading manufacturer of AI-driven, full-body virtual reality systems for consumer, enterprise, healthcare, and defense markets. The company’s premier portfolio of “Omni” omni-directional treadmills enables users to walk and run in 360 degrees inside video games, defense simulations, and other immersive virtual reality applications. With a commitment to innovation, Virtuix continues to push the boundaries of XR, spatial computing, and AI-driven immersive experiences. For more information, visit virtuix.com.

Please visit the Company’s new Investor Relations website at invest.virtuix.com.

Cautionary Note Regarding Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include, but are not limited to, statements concerning plans, objectives, goals, strategies, future events or performance, and underlying assumptions and other statements that are other than statements of historical facts. When the Company uses words such as “may,” “will,” “intend,” “should,” “believe,” “expect,” “anticipate,” “project,” “estimate,” “could,” “would,” “potential” or similar expressions that do not relate solely to historical matters, it is making forward-looking statements. Forward-looking statements in this press release include, without limitation, statements regarding the Company’s plans to pursue strategic acquisitions, the potential benefits of any such acquisition, the expected synergies, the potential impact on revenues or shareholder value, the Company’s position in the defense training market, expectations regarding the Meta collaboration and the Omni One for Quest launch, anticipated international expansion in Canada and Europe, expectations regarding therapeutic and healthcare applications, expectations regarding government contract opportunities including Phase II and Phase III funding, and statements regarding future market growth and demand. Forward-looking statements are not guarantees of future performance and involve risks and uncertainties that may cause the actual results to differ materially from the Company’s expectations discussed in the forward-looking statements. These statements are subject to uncertainties and risks including, but not limited to, the Company’s ability to identify, negotiate, and complete acquisitions on favorable terms or at all; the ability to successfully integrate any acquired business; risks related to government contracting, including contract cancellations, modifications, or funding changes; the uncertainties related to market conditions; the Company’s ability to maintain its collaboration with Meta; risks related to international expansion; and other factors discussed in the “Risk Factors” section of the Company’s registration statement filed with the SEC. For these reasons, among others, investors are cautioned not to place undue reliance upon any forward-looking statements in this press release. Additional factors are discussed in the Company’s filings with the SEC, which are available for review at www.sec.gov. The Company undertakes no obligation to publicly revise these forward-looking statements to reflect events or circumstances that arise after the date hereof.

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Company Contact

Lauren Premo

Virtuix Holdings Inc.

press@virtuix.com

Investor Relations Contact

Chris Tyson MZ Group

Direct: 949-491-8235

VTIX@mzgroup.us

VIRTUIX HOLDINGS INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

MARCH 31, 2026 AND 2025

	March 31, 2026	March 31, 2025
CURRENT ASSETS
Cash and cash equivalents	$9,471,288	$477,908
Receivables, net of allowance for credit losses	379,289	125,672
Inventory	1,188,623	1,456,249
Prepaids and other current assets	897,109	306,153
TOTAL CURRENT ASSETS	11,936,309	2,365,982

NONCURRENT ASSETS
Property and equipment	1,413,294	1,321,931
Less: accumulated depreciation	(1,034,984)	(857,028)
Net property and equipment	378,310	464,903

Intangibles	2,797,741	2,792,059
Less: accumulated amortization	(1,258,387)	(810,356)
Net intangibles	1,539,354	1,981,703

Investment in joint venture	40,619	40,689

Other assets	87,264	86,258

Right-of-use asset - operating	779,514	835,488
TOTAL NONCURRENT ASSETS	2,825,061	3,409,041

TOTAL ASSETS	$14,761,370	$5,775,023

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)

	March 31, 2026	March 31, 2025
CURRENT LIABILITIES
Accounts payable	$721,792	$807,401
Accrued expenses	559,517	502,001
Deferred revenue	666,327	1,769,556
Gift card liability	446,252	-
Due to related party	-	40,000
Current portion of notes payable, net of discount and unamortized deferred loan costs	6,086,943	2,589,976
Current portion of EIDL loan	570	549
Lease liability - operating	286,702	204,051
TOTAL CURRENT LIABILITIES	8,768,103	5,913,534

LONG-TERM LIABILITIES
Notes payable, net of discount and unamortized deferred loan costs	2,428,835	-
EIDL loan	23,517	24,087
Lease liability, net of current portion - operating	492,812	631,437
TOTAL LONG-TERM LIABILITIES	2,945,164	655,524

TOTAL LIABILITIES	11,713,267	6,569,058

Stockholders’ Equity (Deficit)
Preferred stock, $.001 par value, 50,000,000 and 29,300,000 shares authorized at March 31, 2026 and March 31, 2025, and 0 and 21,688,242 shares issued and outstanding at March 31, 2026 and March 31, 2025, respectively, with liquidation preferences respectively of $0 and $55,536,941 at March 31, 2026 and March 31, 2025	-	21,688
Class A common stock, $.001 par value, 300,000,000 and 37,000,000 shares authorized at March 31, 2026 and March 31, 2025 and 28,562,693 and 8,259,644 shares issued and outstanding at March 31, 2026 and March 31, 2025, respectively	28,562	8,259
Class B common stock, $.001 par value, 50,000,000 and 0 shares authorized at March 31, 2026 and March 31, 2025 and 4,000,000 and 0 shares issued and outstanding at March 31, 2026 and March 31, 2025, respectively	4,000	-
Additional paid-in capital	82,307,384	61,668,608
Accumulated deficit	(79,291,843)	(62,492,590)
TOTAL STOCKHOLDERS’ EQUITY (DEFICIT)	3,048,103	(794,035)

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)	$14,761,370	$5,775,023

VIRTUIX HOLDINGS INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE YEARS ENDED MARCH 31, 2026 AND 2025

	2026	2025
NET SALES	$4,252,643	$3,590,438

COST OF GOODS SOLD	3,206,021	3,817,815

GROSS PROFIT (LOSS)	1,046,622	(227,377)

OPERATING EXPENSES
Selling expenses	2,579,748	1,645,147
General and administrative expenses	7,940,232	10,129,112
Research and development expenses	845,994	2,185,133

TOTAL OPERATING EXPENSES	11,365,974	13,959,392

LOSS FROM OPERATIONS	(10,319,352)	(14,186,769)

OTHER INCOME (EXPENSE)
Interest income	605	1,372
Other income	5,445	-
Loss on extinguishment of debt	(122,864)	-
Other expense	(70)	(72)
Interest expense	(3,543,037)	(369,420)
Financing expense	(2,694,722)	-

TOTAL OTHER INCOME (EXPENSE)	(6,354,643)	(368,120)

PROVISION FOR INCOME TAX
Enterprise income tax expense	1,700	2,353
Delaware franchise tax	123,558	76,602
TOTAL PROVISION FOR INCOME TAX	125,258	78,955

SHARE OF LOSS IN JOINT VENTURE	-	(14,948)

NET LOSS	$(16,799,253)	$(14,648,792)

Weighted average common shares outstanding:
Basic and Diluted	23,046,654	8,224,645
Net loss per share:
Basic and Diluted	$(0.73)	$(1.78)

VIRTUIX HOLDINGS INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE YEARS ENDED MARCH 31, 2026 AND 2025

	2026	2025
CASH FLOWS FROM OPERATING ACTIVITIES

Net loss	$(16,799,253)	$(14,648,792)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization expense	625,987	482,389
Amortization of discount on notes payable	2,923,059	13,727
Amortization of loan cost	26,871	-
Credit loss (recovery) expense	73,151	(17,912)
Stock-based compensation	441,951	5,860,695
Share of loss in joint venture	70	14,948
Warrant modification expense	2,694,722	-
Loss on extinguishment of debt	122,864	-
Stock issuance in exchange for services	1,235,009	-
(Increase) decrease in assets:
Prepaid expenses and other current assets	(590,956)	372,489
Accounts receivable	(326,768)	(78,093)
Other assets	(1,006)	(6,654)
Inventory	267,626	(485,759)
Operating lease right-of-use assets	(260,867)	282,593
Increase (decrease) in liabilities:
Accounts payable	(85,609)	410,623
Accrued expenses	544,879	272,873
Gift card liability	446,252	-
Operating lease liabilities	260,867	(282,593)
Deferred revenue	(1,103,229)	(80,786)
CASH USED IN OPERATING ACTIVITIES	(9,504,380)	(7,890,252)

CASH FLOWS FROM INVESTING ACTIVITIES
Cash paid for purchases of property and equipment, including intangibles	(97,045)	(467,189)
CASH USED IN INVESTING ACTIVITIES	(97,045)	(467,189)

CASH FLOWS FROM FINANCING ACTIVITIES
Issuance of preferred stock	1,945,352	2,999,051
Proceeds from SAFE notes	-	3,598,805
Payments on short-term notes payable	(1,454,263)	(411,247)
Payments on long-term notes payable	(549)	(364)
Proceeds from short-term notes payable	1,734,627	2,367,500
Payment for equity repurchase	-	(2,750)
Proceeds from warrants exercised, net of issuance costs	6,985,847	95
Proceeds from convertible notes, net of issuance costs	9,398,813	-
Proceeds from exercise of stock option	24,978	-
Due (to) from related parties	(40,000)	14,230
CASH PROVIDED BY FINANCING ACTIVITIES	18,594,805	8,565,320

NET INCREASE (DECREASE) IN CASH	8,993,380	207,879

CASH AT BEGINNING OF YEAR	477,908	270,029
CASH AT END OF YEAR	$9,471,288	$477,908